EMPLOYMENT AGREEMENT

          EMPLOYMENT AGREEMENT (this "Agreement"), between Collectibles USA, Inc., a Delaware corporation (the "Company"), and Neil J. DePascal, Jr. (the "Executive") entered into as of this 11 day of August, 1997.

          WHEREAS,  as of the  date  of the  execution  of this  Agreement,  the
Company  is  engaged   primarily  in  the  business  of  marketing   collectible
merchandise and animation art products; and

          WHEREAS, the Executive will be employed by the Company in a confidential relationship wherein the Executive, in the course of his employment with the Company, will become familiar with and aware of information as to the Company and its subsidiaries and affiliates and their respective customers, the specific manner of doing business, including the processes, techniques and trade secrets utilized by the Company and its subsidiaries and affiliates, and future plans with respect thereto, all of which has been and will be established and maintained at great expense to the Company, which information is a trade secret and constitutes the valuable good will of the Company; and

          NOW, THEREFORE, in consideration of the mutual promises, terms, covenants and conditions set forth herein and the performance of each, it is hereby agreed as follows:

          1. AGREEMENT SUPERSEDES ALL OTHER PRIOR UNDERSTANDINGS UPON EFFECTIVE DATE; REPRESENTATIONS OF EXECUTIVE. This Agreement shall supersede any and all other prior employment agreements, letters of intent, term sheets, arrangements, and/or any other understanding, whether written or oral, between the Executive and the Company or any subsidiary or affiliate thereof regarding any and all matters relating to employment, compensation, benefits or similar matters. The Executive hereby represents and warrants to the Company that the execution of this Agreement by the Executive and his employment by the Company and the performance of his duties hereunder will not violate or be a breach of any agreement with a former employer, client or any other person or entity. Further, the Executive agrees to indemnify the Company for any claim, including, but not limited to, attorneys' fees and expenses of investigation and all fees and expenses incurred by the Company, by any such third party that such third party may now have or may hereafter come to have against the Company based upon or arising out of any non-competition agreement, invention or secrecy agreement between the Executive and such third party.

          2. EMPLOYMENT AND DUTIES.

          (a) EMPLOYMENT. The Company hereby employs the Executive as Executive Vice President and Chief Financial Officer of the Company. The Executive hereby accepts this employment upon the terms and conditions herein contained and, subject to
Section 2(b), agrees to devote his working time, attention and efforts to promote and further the business of the Company.

          (b) EXCLUSIVITY OF SERVICES. The Executive shall not, during the Term, be engaged in any other business activity pursued for gain, profit or other pecuniary advantage except to the extent that such activity does not interfere with the Executive's duties and responsibilities hereunder. The foregoing limitations shall not be construed as prohibiting the Executive from making personal investments in such form or manner as will neither require his services in the operation or affairs of the companies or enterprises in which such investments are made nor violate the terms of Section 5 of this Agreement.

          (c) LOCATION FOR SERVICES. The Executive shall perform his services hereafter at the Company's corporate headquarters. In the event that the Executive must relocate his personal residence to a new geographical area, the Company will pay all relocation costs to move Executive, his immediate family and their personal property and effects. Such costs may include, by way of example, but are not limited to, pre-move visits to search for a new residence, investigate schools or for other purposes; temporary lodging and living costs prior to moving into a new permanent residence; duplicate home carrying costs; all closing costs on the sale of Executive's present residence and on the purchase of a comparable residence in the new location; and added income taxes that Executive may incur if any relocation costs are not deductible for tax purposes. The general intent of the foregoing is that Executive shall not personally bear any out-of-pocket cost as a result of the relocation, with an understanding that Executive will use his best efforts to incur only those costs which are reasonable and necessary to effect a smooth, efficient and orderly relocation with minimal disruption to the business affairs of the Company and the personal life of Executive and his family.

          3. TERM. The term of this Agreement shall commence on the date hereof (the "Effective Date") and shall end on the date which is the third anniversary of the Effective Date (the "Initial Term"); provided, however, that in the event that the Company or the Executive does not notify the other party on or prior to the date which is one year prior to the expiration of the Initial Term (such date, the "Notification Date") that it or he (as the case may be) desires that the Initial Term not be extended beyond the termination of the Initial Term, the term of this Agreement shall automatically be extended beyond the Initial Term for successive one year periods on each anniversary of the Notification Date, until either party gives notice to the other of its desire not to extend further the term of this Agreement beyond the end of the then-extended term (the term of this Agreement, whether during the Initial Term or any extension thereof, the "Term").

          4. COMPENSATION. For all services rendered by the Executive, the Company shall compensate the Executive as follows:

          (a) BASE SALARY. The base salary payable to the Executive during the Term shall be at the rate of $140,000 per year, payable on a regular basis in accordance with the Company's standard payroll procedures, but not less frequently than on a monthly basis (the "Base Salary"). On at least an annual basis, the Board shall review the Executive's performance and may make increases to the Base Salary if, in its discretion, any such increase is warranted. Such recommended increase shall require approval by the Board or a duly constituted committee thereof.

          (b) INCENTIVE BONUS. It is the Company's intent to develop a written Incentive Bonus Plan setting forth the criteria under which the Executive and other key employees of the Company will be eligible to receive year-end bonus awards.

          (c) EXECUTIVE PERQUISITES. Benefits And Other Compensation. The Executive shall be entitled to receive additional benefits and compensation from the Company in such form and to such extent as specified below:

          (i) Payment of all premiums for coverage for the Executive and his dependent family members under health, hospitalization, disability, dental, life and other insurance plans that the Company may have in effect from time to time, which benefits provided to the Executive under this clause
     (i) shall be at least equal to such benefits provided to Company executives.

          (ii) Reimbursement for all business travel and other out-of-pocket expenses reasonably incurred by the Executive in the performance of his services pursuant to this Agreement. All reimbursable expenses shall be appropriately documented in reasonable detail by the Executive upon submission of any request for reimbursement, and in a format and manner consistent with the Company's expense reporting policy.

          (iii)Four (4) weeks paid vacation for each year during the period of employment or such greater amount as may be afforded officers and key employees generally under the Company's policies in effect from time to time (pro-rated for any year in which the Executive is employed for less than the full year).

          (iv) The Company shall provide the Executive with other executive perquisites as may be available to or deemed appropriate for the Executive by the Board and participation in all other Company-wide employee benefits as available from time to time, which may include participation in the Company's Long-Term Incentive Plan.

          (d) $7 OPTIONS. Promptly after the date hereof, the Executive shall be granted stock options to purchase 40,000 shares of the Company's Common Stock, at an exercise price of $7.00 per share (the "$7 Options"). Such options shall vest immediately and the terms and conditions of such options shall be set forth in an option grant between the parties hereto. In the event that (i) the Executive's employment is terminated under the circumstances set forth in
Section 6(c), 6(d) or 6(f) of this Agreement prior to the consummation of the IPO (unless the IPO is not consummated within 60 days of the date hereof) or
(ii) the Executive's employment is terminated under the circumstances set forth in Section 6(c) or 6(f) of this Agreement prior to the date six months after the consummation of the IPO, then the Executive shall have five business days in which to exercise the $7 Options and thereafter such options shall terminate and be of no further force or effect. In the event that the Executive's employment is terminated under any other circumstances, the Executive shall have five years in which to exercise the $7 Options.

          (e) IPO STOCK OPTIONS. The Executive shall be granted additional stock options (the "Additional Options") to purchase 100,000 shares of Common Stock following the IPO, at the price per share offered to the public at the commencement of the IPO, the terms and conditions of which shall be set forth in an option agreement between the parties hereto. The Additional Options shall vest over a three year period, with one-third of the options vesting on the first anniversary of the Effective Date, one-third on the second anniversary of the Effective Date and the remainder on the third anniversary of the Effective Date. Such options may be exercised by the Executive any time prior to the later of (i) one year after the end of the Initial Term or (ii) one year after the end of the termination of the Executive's employment hereunder.

          5. NON-COMPETITION AGREEMENT.

          (a) GENERAL. Subject to Section 5(c), the Executive shall not, during the period of his employment by or with the Company, and for a period of two (2) years immediately following the termination of his employment under this Agreement (such period, the "Restricted Period"), for any reason whatsoever, directly or indirectly, for himself or on behalf of or in conjunction with any other person, persons, company, partnership, corporation, entity or business of whatever nature:

          (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in any other capacity, whether as an agent, employee, independent contractor, consultant or advisor, or as a sales representative, in any collectibles or animation art business in competition with the Company or its subsidiaries or affiliates, within 100 miles of (i) the principal executive offices of the Company or (ii) any place to which the Company or its subsidiaries or affiliates provides products or services or in which the Company is in the process of initiating business operations during the Restricted Period (the "Territory");

          (ii) call upon or interview any person who is, at that time, within the Territory, an employee of the Company (including the subsidiaries or affiliates thereof) in a managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of the Company (including the subsidiaries or affiliates thereof), provided that the Executive shall be permitted to call upon and hire any member of his immediate family;

          (iii) call upon any person or entity which is, at that time, or which has been, within one (1) year prior to that time, a customer of the Company (including the subsidiaries or affiliates thereof) within the Territory for the purpose of soliciting or selling products similar in nature to those which are or were provided by the Company to such customer within the Territory; or

          (iv) call upon any prospective acquisition candidate, on the Executive's own behalf or on behalf of any competitor, which candidate was, to the Executive's actual knowledge after due inquiry, either called upon by the Company (including the subsidiaries or affiliates thereof) or for which the Company made an acquisition analysis, for the purpose of acquiring such entity, provided that the Executive shall not be charged with violating this section unless and until the Executive shall have knowledge or notice that such prospective acquisition candidate was called upon, or that an acquisition analysis was made for the purpose of acquiring such entity; or

          (v) disclose any information regarding customers, whether in existence or proposed, of the Company (or the respective subsidiaries or affiliates thereof) to any person, firm, partnership, corporation or business for any reason or purpose whatever .

Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit the Executive from acquiring as an investment not more than one percent (1%) of the capital stock of a competing business, whose stock is traded on a national securities exchange or over-the-counter.

          (b) EQUITABLE REMEDIES. Because of the difficulty of measuring economic losses to the Company as a result of a breach of the foregoing covenants, and because of the immediate and irreparable damage that could be caused to the Company for which they would have no other adequate remedy, the Executive agrees that the foregoing covenants may be enforced by the Company in the event of breach by the Executive, by injunctions and restraining orders.

          (c) REASONABLE RESTRAINT. It is agreed by the parties that the foregoing covenants in this Section 5 impose a reasonable restraint on the Executive in light of the activities and business of the Company (including the Company's subsidiaries and affiliates) on the date of the execution of this Agreement and the current plans of the Company (including the Company's subsidiaries and affiliates); but it is also the intent of the Company and the Executive that such covenants be construed and enforced in accordance with the changing activities, business and locations of the Company (including the Company's subsidiaries and affiliates) throughout the term of these covenants, whether before or after the date of termination of the employment of the Executive. For example, if, during the term of this Agreement, the Company
(including the Company's subsidiaries or affiliates) engages in new and different activities, enters a new business or establishes new locations for its current activities or business in addition to or other than the activities or business enumerated under the whereas clauses above or the locations currently established therefor, then the Executive will be precluded from soliciting the customers or employees of such new activities or business or from such new location and from directly competing with such new business within the Territory through the Restricted Period.

     It is further agreed by the parties hereto that, in the event that the Executive shall cease to be employed hereunder, and shall enter into a business or pursue other activities not in competition with the Company (including the Company's subsidiaries or affiliates), or similar activities or business in locations the operation of which, under such circumstances, does not violate clause (a)(i) of this

Section 5, and in any event such new business, activities or location are not in violation of this Section 5 or of employee's obligations under this Section 5, if any, the Executive shall not be chargeable with a violation of this Section 5 if the Company (including the Company's subsidiaries or affiliates) shall thereafter enter the same, similar or a competitive (i) business, (ii) course of activities or (iii) location, as applicable.

          (d) SEVERABILITY. The covenants in this Section 5 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions of any specific covenant as set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

          (e) INDEPENDENT PROVISIONS. All of the covenants in this Section 5 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of the Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any of such covenants. It is specifically agreed that the period of two (2) years following termination of employment stated at the beginning of this Section 5, during which the agreements and covenants of the Executive made in this Section 5 shall be effective, shall be computed by excluding from such computation any time during which the Executive is in violation of any provision of this Section 5.

          6.  TERMINATION;   RIGHTS  ON  TERMINATION.  This  Agreement  and  the
Executive's employment may be terminated in any one of the followings ways:

          (a) DEATH. The death of the Executive shall immediately terminate this Agreement, with no severance compensation due to the Executive's estate.

          (b) DISABILITY. If, as a result of incapacity due to physical or mental illness or injury, the Executive shall have been absent from his full-time duties hereunder for four (4) consecutive months, then thirty (30) days after receiving written notice (which notice may occur before or after the end of such four (4) month period, but which shall not be effective earlier than the last day of such four (4) month period), the Company may terminate the Executive's employment hereunder provided the Executive is unable to resume his full-time duties at the conclusion of such notice period. In addition, the Executive may terminate his employment hereunder if his health should become impaired to an extent that makes the continued performance of his duties hereunder hazardous to his physical or mental health or his life, provided that the Executive shall have furnished the Company with a written statement from a qualified doctor to such effect and provided, further, that, at the Company's request made within thirty (30) days of the date of such written statement, the Executive shall submit to an examination by a doctor selected by the Company who is reasonably acceptable to the Executive and such doctor shall have concurred in the conclusion of the Executive's doctor. In the event this Agreement is terminated as a result of the Executive's disability, the Executive shall receive from the Company, in a lump-sum payment due within ten

(10) days of the effective date of termination, the Base Salary at the rate then in effect for whatever time period is remaining under the Term of this Agreement or for one (1) year, whichever amount is greater.

          (c) CAUSE. The Company may terminate the Agreement ten (10) days after written notice to the Executive for "Cause," which shall be: (1) the Executive's willful, material and irreparable breach of this Agreement; (2) the Executive's gross negligence in the performance or intentional nonperformance continuing for ten (10) days after receipt of written notice of need to cure of any of the Executive's material duties and responsibilities hereunder; (3) the Executive's willful dishonesty, fraud or misconduct with respect to the business or affairs of the Company or its subsidiaries or affiliates which materially and adversely affects the operations or reputation of the Company or its subsidiaries or affiliates; (4) the Executive's conviction of a felony crime; or (5) chronic alcohol abuse or illegal drug abuse by the Executive. In the event of a termination for Cause, as enumerated above, the Executive shall receive no severance compensation.

          (d) WITHOUT CAUSE. At any time after his commencement of employment, the Company may, without Cause, terminate this Agreement and the Executive's employment, effective thirty (30) days after written notice is provided to the Executive. In the event that the Executive is terminated by the Company without Cause, the Executive shall receive from the Company the Base Salary at the rate then in effect for whatever time period is remaining under the Term of this Agreement (not to exceed two years) or for one (1) year, whichever amount is greater. Any termination without Cause by the Company shall operate to immediately vest the Executive in his unvested stock options granted pursuant to
Section 4(e) hereof. Further, any termination without Cause by the Company shall operate to shorten the Restricted Period set forth in Section 5(a) and during which the terms of Section 5 apply to one (1) year from the date of termination of employment.

          (e) CHANGE IN CONTROL OF THE COMPANY. In the event of a "Change in Control" of the Company (as defined in Section 11 of this Agreement) during the Term, refer to Section 11 of this Agreement.

          (f) RESIGNATION BY EXECUTIVE. If the Executive resigns or otherwise terminates his employment hereunder (i) the Executive shall receive no severance compensation, (ii) all unvested stock options granted pursuant to Section 4(e) shall be forfeited to the Company and (iii) the Restricted Period shall remain as set forth in Section 5 hereof.

          (g) SURVIVAL AND CONTINUING OBLIGATIONS. Upon termination of this Agreement for any reason provided above, the Executive shall be entitled to receive all compensation earned and all benefits and reimbursements due through the effective date of termination. Additional compensation subsequent to termination, if any, will be due and payable to the Executive only to the extent and in the manner expressly provided in this Section 6 or in Section 11. All other rights and obligations of the Company and the Executive under this Agreement shall cease as of the effective date of termination, except that the Company's obligations under Section 6 herein and the

Executive's obligations and other matters under Sections 5, 7, 8 and 9 herein shall survive such termination in accordance with their terms.

          7. RETURN OF COMPANY PROPERTY. All records, designs, patents, business plans, financial statements, manuals, memoranda, lists and other property delivered to or compiled by the Executive by or on behalf of the Company or its representatives, vendors or customers which pertain to the business of the Company shall be and remain the property of the Company, as the case may be, and be subject at all times to their discretion and control. Likewise, all correspondence, reports, records, charts, advertising materials and other similar data pertaining to the business, activities or future plans of the Company which is collected by the Executive shall be delivered promptly to the Company without request by it upon termination of the Executive's employment for any reason.

          8. INVENTIONS. The Executive shall disclose promptly to the Company any and all significant conceptions and ideas for inventions, improvements and valuable discoveries, whether patentable or not, which are conceived or made by the Executive, solely or jointly with another, during the period of employment or within one (1) year thereafter, and which are related to the business or activities of the Company or its subsidiaries or affiliates and which the Executive conceives as a result of his employment by the Company. The Executive hereby assigns and agrees to assign all his interests therein to the Company or its nominee. Whenever requested to do so by the Company, the Executive shall execute any and all applications, assignments or other instruments that the Company shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect the Company's or its subsidiaries or affiliates interest therein.

          9. TRADE SECRETS. Executive agrees that during the course of performing services for the Company, he has had and will have substantial access to and contact with information or documents, including but not limited to trade secrets, patents, copyrighted materials, proprietary computer software, systems analyses, lists of actual or prospective customers, contracts, Company books and records, financial data and other Confidential and Proprietary Information and Materials (as that term is defined below) of the Company, the disclosure of which to competitors of the Company or others would cause the Company to suffer substantial and irreparable damage. Executive recognizes, therefore, that it is in the Company's legitimate business interest to restrict his disclosure or use of Confidential and Proprietary Information and Materials for any purposes other than the services provided by him to the Company under this Agreement, and to limit any potential appropriation of such Confidential and Proprietary Information and Materials by him for the benefit of the Company's competitors and to the detriment of the Company. Therefore, it is agreed that unless Executive shall first secure the Company's written consent, Executive shall not publish, disclose or use, or authorize any other person or entity to publish, disclose or use, at any time before, during or subsequent to the Term of this Agreement, any secret or confidential information, whether patentable or not, of or about the Company, including any Confidential and Proprietary Information and Materials (as that term is defined below) and any other secret or confidential information of which Executive becomes aware of or informed during the Term of this

Agreement, whether or not developed by Executive, except as required in Executive's duties to the Company. For purposes of this Agreement, "Confidential and Proprietary Information and Materials" shall include, without limitation, formulas, patterns, compilations, studies, strategies, programs, devices, methods, techniques, and processes of or about or its business, customers or suppliers, which derive independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from their disclosure or use and which are the subject of efforts to maintain their secrecy that are reasonable under the circumstances.

          All Confidential and Proprietary Information and Materials and all copies of such information and materials relating to the Company's business, whether prepared by Executive or otherwise coming into his possession, shall remain the exclusive property of the Company and shall be returned to the Company upon the Company's request or the termination of Executive's employment.


          10. ASSIGNMENT; BINDING EFFECT. The Executive understands that he has been selected for employment by the Company on the basis of his personal qualifications, experience and skills. The Executive agrees, therefore, that he cannot assign all or any portion of his performance under this Agreement.

          11. CHANGE IN CONTROL.

          (a) GENERAL.  Unless he elects to terminate this Agreement pursuant to
(c) below, the Executive understands and acknowledges that the Company may be merged or consolidated with or into another entity and that such entity shall automatically succeed to the rights and obligations of the Company hereunder.

          (b) SEVERANCE PAYMENTS. In the event of a pending Change in Control wherein the Company and the Executive have not received written notice at least five (5) business days prior to the anticipated closing date of the transaction giving rise to the Change in Control from the successor to all or a substantial portion of the Company's business and/or assets that such successor is willing as of the closing to assume and agree to perform the Company's obligations under this Agreement in the same manner and to the same extent that the Company is hereby required to perform, then such Change in Control shall be deemed to be a termination of this Agreement by the Company without Cause during the Term and the applicable portions of Section 6(d) will apply.

          (c) VOLUNTARY RESIGNATION. In any Change in Control situation, the Executive may, at his sole discretion, elect to terminate this Agreement by providing written notice to the Company at least five (5) business days prior to the anticipated closing of the transaction giving rise to the Change in Control. In such case, the applicable provisions of Section 6(d) will apply as though the Company had terminated the Agreement without Cause during the Term.

          (d)  APPLICATION OF TERMINATION  PROVISIONS.  For purposes of applying
Section 6 under the circumstances described in Sections (b) and (c) above, the effective date of termination will be the closing date of the transaction giving rise to the Change in Control and all compensation, reimbursements and lump-sum payments due the Executive must be paid in full by the Company at or prior to such closing. Further, the Executive will be given sufficient time and opportunity to elect whether to exercise all or any of his vested options to purchase the Company's Common Stock, including any options with accelerated vesting under the provisions of the Company's Long-Term Incentive Compensation Plan, such that he may convert the options to shares of Company Common Stock at or prior to the closing of the transaction giving rise to the Change in Control, if he so desires.

          (e) DEFINITION. A "Change in Control" shall be deemed to have occurred if:

          (i) any person, other than the Company or any employee benefit plan of the Company, acquires directly or indirectly Beneficial Ownership (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) of any voting security of the Company and immediately after such acquisition such person is, directly or indirectly, the Beneficial Owner of voting securities representing 50% or more of the total voting power of all of the then-outstanding voting securities of the Company, unless the transaction pursuant to which such acquisition is made is approved by at least two-thirds (2/3) of the Board;

          (ii) the following individuals no longer constitute a majority of the members of the Board of Directors of the Company: (A) the individuals who, as of the closing date of the Company's initial public offering, constitute the Board of Directors of the Company (the "Original Directors"); (B) the individuals who thereafter are elected to the Board of Directors of the Company and whose election, or nomination for election, to the Board of Directors of the Company was approved by a vote of at least two-thirds (2/3) of the Original Directors then still in office (such directors becoming "Additional Original Directors" immediately following their election); and (C) the individuals who are elected to the Board of Directors of the Company and whose election, or nomination for election, to the Board of Directors of the Company was approved by a vote of at least two-thirds (2/3) of the Original Directors and Additional Original
     Directors then still in office (such directors also becoming "Additional Original Directors" immediately following their election).

          (iii) the stockholders of the Company shall approve a merger, consolidation, recapitalization, or reorganization of the Company, a reverse stock split of outstanding voting securities, or consummation of any such transaction if stockholder approval is not obtained, other than any such transaction which has been either (x) approved by at least 66% of the members of the Board or (y) which would result in at least 50% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being Beneficially Owned by at least 50% of the holders of outstanding voting securities of the Company immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction; or

          (iv) the stockholders of the Company shall approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or a substantial portion of the Company's assets (i.e., 50% or more of the total assets of the Company).

          (f) The Executive must be notified in writing by the Company at any time that the Company anticipates that Change in Control may take place.

          (g) The Executive shall be reimbursed by the Company or its successor for any excise taxes that the Executive incurs under Section 4999 of the Internal Revenue Code of 1986, as a result of any Change in Control. Such amount will be due and payable by the Company or its successor within ten
     (10) days after the Executive delivers a written request for reimbursement accompanied by a copy of his tax return(s) showing the excise tax actually incurred by the Executive.

          12. COMPLETE AGREEMENT. This written Agreement is the final, complete and exclusive statement and expression of the agreement between the Company and the Executive and of all the terms of this Agreement, and it cannot be varied, contradicted or supplemented by evidence of any prior oral or written agreements. This written Agreement may not be later modified except by a further writing signed by a duly authorized officer of the Company and the Executive, and no term of this Agreement may be waived except by writing signed by the party waiving the benefit of such term.

          13. NOTICE. Whenever any notice is required hereunder, it shall be given in writing addressed as follows:

             To the Company:     Collectibles USA, Inc.
                                 c/o RGR Financial Group
                                 One Battery Park Plaza
                                 New York, NY 10004

             With a copy to:     Morgan, Lewis & Bockius LLP
                                 101 Park Avenue
                                 New York, NY 10178
                                 Attn: David W. Pollak, Esq.

           To the Executive:     Mr. Neil J. DePascal, Jr.
                                 6402 Rippling Hollow Drive
                                 Spring, Texas 77379

Notice shall be deemed given and effective three (3) days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or if sooner, when actually received. Either party may change the address for notice by notifying the other party of such change.

          14. SEVERABILITY; HEADINGS. If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The Section headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof.

          15. ARBITRATION. Any unresolved dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three (3) arbitrators in New York, NY, in accordance with the rules of the American Arbitration Association then in effect. The arbitrators shall not have the authority to add to, detract from, or modify any provision hereof nor to award punitive damages to any injured party. The arbitrators shall have the authority to order back-pay, severance compensation, vesting of options (or cash compensation in lieu of vesting of options), and reimbursement of costs, including those incurred to enforce this Agreement. A decision by the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The direct expense of the arbitrators shall be borne by the Company.

          16. GOVERNING LAW. This Agreement shall in all respects be construed according to the laws of the State of New York.

          17. COUNTERPARTS. This Agreement may be executed simultaneously in two
(2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        COLLECTIBLES USA, INC.


                    By:/s/ Ronald P. Rafaloff
                       -------------------------------------
                    Name: Ronald P. Rafaloff
                         -----------------------------------
                    Title: Chairman of the Board
                          ----------------------------------




                                        NEIL J. DEPASCAL, JR.

                                        /s/ Neil J. Depascal, Jr.
                                        ----------------------------------------

                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT


     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this "Agreement") dated as of May 28 1998, by and between Collectibles USA, Inc., a Delaware corporation (the "Company"), and Neil J. DePascal, Jr. (the "Executive").

     WHEREAS, the Company and the Executive entered into that certain Employment Agreement dated as of August 11, 1997 (the "Employment Agreement"); and

     WHEREAS, the parties hereto desire to amend the terms of the Employment Agreement to reflect changes to the Executive's compensation.

     NOW, THEREFORE, in consideration of the premises and the covenants and agreements herein contained, the parties agree as follows:

     1. Amendment Of Employment Agreement. The terms of the Employment Agreement shall be amended as follows, effective from and after the date hereof.

     (a) Base Salary. Section 4(a) of the Employment Agreement shall be amended by deleting the reference to "$140,000" and substituting therefor a reference to "$150,000".

     (b) One Time Lump-sum Payment; Incentive Bonus. Section 4(b) of the Employment Agreement shall be amended by inserting the following sentence to the end of such section:

     Within five business days after the date of consummation of the Company's initial public offering (the "IPO") of Common Stock, par value $.01 per share (the "Common Stock"), the Company shall pay to the Executive a lump-sum amount equal to $25,000.

     (c) $4 Options.  Section 4(d) of the Employment  Agreement shall be amended
(i) by deleting references to "$7 Options" and substituting therefor references to "$4 Options" and (ii) by deleting the first sentence of Section 4(d) and substituting therefor the following sentence:

     Promptly after the date hereof, the Executive shall be granted options to purchase 40,000 shares of the Company's Common Stock, at an exercise price of $4.00 per share (the "$4 Options").

     2. Binding  Agreement.  The  provisions of this  Agreement  will be binding
upon,  and  will  inure  to  the  benefit  of,  the  respective   heirs,   legal
representatives, successors and assigns of the parties hereto.

     3. Governing Law. This Agreement will be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York, without regard to principles concerning conflicts of laws.

     4. Entire Agreement. This Agreement, together with the Employment Agreement, contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements of the parties with respect hereto, and there are no written or oral terms or representations made by either party other than those contained herein or in the Employment Agreement.

     5. Counterparts. This Agreement may be executed in several counterparts, each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same instrument.



                           [Signature Page to Follow]

     IN WITNESS WHEREOF, the parties have duly executed this Amendment to Employment Agreement as of the date first written above.


                                                     COLLECTIBLES USA, INC.


                                                     By: /s/ RONALD RAFALOFF
                                                        ------------------------
                                                        Name: RONALD RAFALOFF
                                                        Title: CHAIRMAN

                                                        /s/ NEIL J. DEPASCAL
                                                        ------------------------
                                                          NEIL J. DEPASCAL, JR.